 Exhibit 10.2

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT (the “Amendment”) is made and entered into as of the 12th day of February, 2021, to the Agreement and Plan of Merger, dated as of February 4, 2021 (the “Merger Agreement”), by and among Data Storage Corporation, a Nevada corporation (the “Purchaser”), Data Storage FL, LLC, a Florida limited liability company (“Merger Sub”), Flagship Solutions, LLC, a Florida limited liability company (the “Company”), and the members of the Company listed on Schedule A thereto (the “Equityholders”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, Section 1.6(b) of the Merger Agreement provides that the Company Valuation shall be calculated based on Schedule C to the Merger Agreement; and

WHEREAS, the parties desire to amend Section 1.6(b) of the Merger Agreement to include therein the specific language of said Schedule C;

NOW, THEREFORE, in consideration of the premises, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The first sentence of Section 1.6(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“In the event that the Company Valuation, calculated based on the 2020 Audit, Schedules B and C hereto and the other provisions of this Agreement, is less than ten million five hundred thousand dollars ($10,500,000), then, within fifteen (15) days after completion of the audit of the Company’s financial statements for its 2019, 2020 and 2021 fiscal years (the “2021 Audit”), the Purchaser shall pay to the Equityholders in additional shares of Purchaser Stock, the amount by which the Company Valuation, calculated based on: (1) the 2021 Audit, (2) Schedules B and C hereto, and (3) the other provisions of this Agreement (up to a maximum of $10,500,000), exceeds the sum of: (i) five million five hundred fifty thousand dollars ($5,550,000); plus (ii) the amount of Closing Shares Merger Consideration paid to the Equityholders pursuant to Section 1.6(a)(ii) (the “Post-Closing Shares Merger Consideration”). Notwithstanding anything to the contrary in the foregoing, if the Post-Closing Shares Merger Consideration is disputed by the parties as provided in Section 1.6(d), then the Post-Closing Shares Merger Consideration shall be paid by the Purchaser to the Equityholders within fifteen (15) days after determination of the Final Post-Closing Shares Merger Consideration pursuant to Section 1.6(d).”

2.	The Merger Agreement, as amended by this Amendment, contains the entire agreement between the parties hereto and there are no agreements, warranties or representations which are not set forth therein or herein. This Amendment may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto.

3.	This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

THE PURCHASER:			MERGER SUB:

DATA STORAGE CORPORATION			DATA STORAGE FL, LLC

By:	/s/ Charles M. Piluso		By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso		Name:	Charles M. Piluso
	Title:	Chief Executive Officer		Title:	Chief Executive Officer

THE COMPANY:			THE EQUITYHOLDERS:

FLAGSHIP SOLUTIONS, LLC			/s/ Mark Wyllie
Mark Wyllie
By:	/s/ Mark Wyllie
	Name:	Mark Wyllie	/s/ Edwin Janeczek
	Title:	Chief Executive Officer	Edwin Janeczek

/s/ Douglas Paton
Douglas Paton

/s/ Edgard Lopez
Edgard Lopez

/s/ Thomas Mitchell
Thomas Mitchell